Exhibit 99.1

IDT Corporation
First Quarter Fiscal 2010 Results - Questions and Answers
December 16, 2009

IDT Corporation

First Quarter Fiscal 2010 Results - Questions and Answers

During its Q1 fiscal 2010 earnings webcast and in its earnings release, IDT Corporation (NYSE: IDT; IDT.C) offered to respond in writing to questions from investors and other interested persons in lieu of conducting a live question and answer session.

We asked questioners to e-mail questions to invest@idt.net by the close of business on Friday, December 11th.  We said that, in those instances where we could provide a constructive answer, we would post the questions received along with the name of the questioner and the questioner’s business affiliation – if any – and our answers on IDT Corporation’s website as early as the close of business on December 16th after market close.  This document is also being filed with the SEC in a Form 8-K.

Thank you for your continued interest in IDT Corporation.

In this document, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K.  These factors include, but are not limited to, the following: potential declines in prices for our products and services; our ability to maintain and grow our prepaid calling card business, our wholesale telecommunication businesses and our retail energy business; availability of termination capacity to particular destinations; our ability to maintain carrier agreements with foreign carriers; our ability to obtain telecommunications products or services required for our products and services; the business and regulatory evolution of and competition and unfair business practices in, the energy services business in New York State; financial stability of our major customers; our ability to reduce our losses and improve our cash flow; impact of government regulation; effectiveness of our marketing and distribution efforts; and general economic conditions.  We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this document whether as a result of new information, future events or otherwise.

IDT Corporation
First Quarter Fiscal 2010 Results - Questions and Answers
December 16, 2009

Questions from Glenn Suroweic, Alsin Capital Management

1.
From page 11 of the Proxy - why was Samuel Jonas given such a large bump in compensation ($166k in fiscal 2009 to a $310k base salary as of Sept. 2009) during a time of significant layoffs, etc.? I'm not questioning the decision on merit - I'm more concerned about the message it sends to other employees who have been asked to sacrifice financially.

The Company sets compensation levels commensurate with the role, level of responsibility, demands and similar considerations, as well as the compensation levels at comparable companies for individuals in similar positions.  During fiscal 2009, Mr. Samuel Jonas’ annual base compensation level was set at an annual rate of $194,000.    During fiscal year 2008 and increasingly in fiscal 2009, Mr. Jonas assumed a greater and more visible role in the day to day operations of the Company, particularly in implementing the corporate cost reduction and streamlining program that has had the results announced and the positive impact on IDT’s bottom line.  Accordingly, in September 2009, IDT’s management and Board of Directors approved an increase in Mr. Jonas’ annual base compensation rate to $310,000.

2.
From page 17 of the Proxy - it seems that Mr. Courter surrendered roughly 943k outstanding options and received 281k shares of IDT Class B Common Stock; of which, 225k are convertible (at Mr. Courter's option) into 1% of Genie Energy Corp. This is an unusual structure given that Genie Energy Corp is a wholly owned subsidiary of IDT - are there plans to spin-out Genie Energy in the future (similar to CTM Media)? Has IDT management run the analysis for this scenario? If so, what conclusion was reached?

While the structure may be unusual, it is intended to reflect the facts that Mr. Courter has been instrumental in the development of the assets that are held within our Genie Energy division and it is anticipated that Mr. Courter’s ongoing role with the Company will focus to a large degree on the further development of Genie’s operating business units.  As the value of Genie’s shale ventures is still speculative, the Company and Mr. Courter determined that allowing him the option to exchange a portion of his equity in IDT for equity in Genie would be one method of allowing Mr. Courter to participate in the value that will be generated should Genie’s current promise develop and should that value be realized separate from IDT.

The Company has no specific plans to spin out Genie or otherwise monetize Genie or its business units in the near term and has not conducted any detailed analysis in connection with any such scenarios.  However, the Company has issued interests in certain of Genie’s units to management and partners in specific ventures, and regularly considers various options for monetizing assets and creating stockholder value out of specific business units.

IDT Corporation
First Quarter Fiscal 2010 Results - Questions and Answers
December 16, 2009

3.	What states are closest to retail energy deregulation?

We are monitoring developments in a number of states that are moving to open their retail energy markets to competition, particularly Pennsylvania and New Jersey.  As it evaluates potential markets, IDT Energy favors markets where the incumbent utilities are contractually obligated to purchase customer receivables at a pre-determined fixed discount and have the responsibility of billing the individual customer.  IDT Energy also relies on access to real-time wholesale energy markets. Real-time commodity purchases allow IDT Energy to adjust its pricing to reflect a true market cost base and to respond to competitors who purchase their supply at longer intervals.

4.	Zedge: Please describe the path to material cash generation for this asset? When should this occur, etc.?

Zedge is a leading destination for free user-generated mobile content.  In addition to an extensive library of free user generated wallpapers, themes, ringtones, videos, texts and games, Zedge offers users a continually expanding range of free tools, applications and widgets for users.  Zedge’s revenue and revenue per user grew during fiscal 2009.  Management believes that continued user growth and revenue diversification may result in positive cash flow late in calendar 2010.  The results of Zedge’s operations are included in the “All Other” segment of the financial results.

5.	Fabrix - when was this asset purchased? Terms? What cable companies are using their software? Is there actual revenue coming in the door? If so, how much?

IDT has provided Fabrix with a combination of debt and equity financing since 2006 and is Fabrix's majority shareholder.  Fabrix has developed a video content delivery and storage platform enabling cable, telecommunications and ISP’s to provide unicast television services including next generation Video on Demand and remote video storage capabilities.  Currently Fabrix's software is being licensed to a major supplier to cable system and telecommunication service providers who in turn is selling the Fabrix software to its customers.  Fabrix’ revenues are not yet material to IDT.  In addition, Fabrix is developing relationships with other channel partners to embed the Fabrix software in their solution suite.

IDT Corporation
First Quarter Fiscal 2010 Results - Questions and Answers
December 16, 2009

Questions from John Banks, BG Capital Management

1. Congrats on the reorganization in the last year as the company has made great progress.    My main question is on the FCC special license and a comment on the "no bids" and were you surprised about this event?

On October 13, 2009, IDT announced that it has put its IDT Spectrum portfolio for sale.  The portfolio includes nine hundred and thirty one 38 GHz (sometimes referred to as 39GHz) licenses and sixteen 28-31GHz Local Multipoint Distribution Service (LMDS) licenses with an average of 1,000 MHz of spectrum in the top 25 U.S. markets.

In the second quarter of fiscal 2009, we reduced the carrying value of the FCC licenses from $5.3 million to zero in part because we did not believe we had adequate evidence to include proceeds from a sale of the FCC licenses in our projections.  Nevertheless, given public statements both by wireless carriers and regulators that there was an urgent need for additional wireless spectrum to relieve network congestion and the significant role that our spectrum could play in providing additional bandwidth, we determined that it was worthwhile to offer the spectrum for sale and that an auction process had a reasonable likelihood to generate competitive bids.   Although we received no bids from the auction, we continue in discussions with interested parties.

2.  What is the alternate plan if the company does not meet New York exchange requirements?

IDT has until March 2010 to regain compliance with the $100 million market capitalization requirement.  In the event it does not regain compliance, the NYSE could commence an action to de-list our Common and Class B common stock.  We have not as yet disclosed our contingency plans, but will do so in the event the NYSE begins the delisting process.  As of the market close on December 14, 2009, IDT had a 30-Day average market capitalization of $83,779,810.

3.  What is the net per share of cash (cash-debt) for the Company?

We believe that there are several alternative methods that various parties use to calculate net cash and we do not endorse any of them.  We disclose information about our assets and liabilities, including current assets and liabilities, in accordance with GAAP.  Please refer to the Q1 2010 earnings release on our website and our Form 10-Q filing for the most recent statements of cash, other current assets as well as current and total liabilities.  As our CFO pointed out during our Q1 earnings call, the $37.1 million in notes payable remaining on our balance sheet consist, essentially, of the mortgages underlying real estate properties. The total number of shares outstanding as of December 4, 2009 was 22,691,005.

IDT Corporation
First Quarter Fiscal 2010 Results - Questions and Answers
December 16, 2009

Questions from Michael Trainor, Milwaukee Private Wealth Management, Inc.

1.	In the proxy, it suggests Howard Jonas owns 100% of the “common stock of IDT Telecom” (it says IDT Telecom is “privately held subsidiary of the company”). Can you clarify this?

Because there are a few individuals that own options to purchase IDT Telecom stock, we are required by SEC rules to separately list IDT Telecom's equity in the beneficial ownership table of our Proxy Statement.  As disclosed in the footnotes to the table, because of Howard Jonas' control of IDT Corporation, he is deemed to beneficially own all of the 157,500 shares of IDT Telecom that are owned by IDT Corporation - or 100% of the actual outstanding shares of IDT Telecom.  It is this technical application of the rules that is reflected in the disclosure and not any direct ownership of IDT Telecom by Mr. Jonas.

2.	Can you please describe your investment in Fabrix.TV LTD? What are the commercial possibilities of this venture?

Please see our response to Question #5 from Glenn Suroweic of Alsin Capital Management above.